UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 22, 2009

Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of Principal Executive Offices) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 22, 2009, in connection with the secondary offering of FBR Capital Markets Corporation’s (the “Company”) common stock by Arlington Asset Investment Corp. and one of its wholly-owned subsidiaries (the “Selling Stockholders”), the Company and the Selling Stockholders entered into an underwriting agreement (the “Underwriting Agreement”) with FBR Capital Markets & Co. and Barclays Capital Inc. as representatives of the several underwriters named in Schedule I thereto. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. In addition, a copy of the Company’s related press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 22, 2009, among the Company, the Selling Stockholders and FBR Capital Markets & Co. and Barclays Capital Inc. as representatives of the several underwriters named in Schedule I thereto.

99.1	Press Release, dated October 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: October 23, 2009	By:	/S/ BRADLEY J. WRIGHT
Bradley J. Wright
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 22, 2009, among the Company, the Selling Stockholders and FBR Capital Markets & Co. and Barclays Capital Inc. as representatives of the several underwriters named in Schedule I thereto.

99.1	Press Release, dated October 23, 2009.